Exhibit 99.1

Telenav Reports First Quarter Fiscal 2021 Financial Results

Revenue Grew 97% Quarter on Quarter, 4% Year on Year;

GAAP Net Income Grew to $3.3 Million; Adjusted EBITDA Improved to $5.6 Million

Two OEM Wins During the First Quarter of Fiscal 2021

SANTA CLARA, Calif., – Nov. 3, 2020 – Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected-car and location-based services, today released its financial results for the first fiscal quarter ended Sept. 30, 2020. In connection with releasing financial results for the first fiscal quarter ended Sept. 30, 2020, the company also posted a supplemental financial results presentation on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and materials, and additional commentary regarding the information in this release. Telenav also announced today that it has entered into a definitive merger agreement to be acquired by V99, Inc., a Delaware corporation led by HP Jin, Co-Founder, President, and Chief Executive Officer of Telenav, for $4.80 per share in an all cash transaction that values Telenav at approximately $241 million. In light of the announced transaction with V99, Inc., Telenav is releasing its financial results prior to the originally scheduled date.

“We won two significant new OEM awards in the quarter, and continued to expand our installed base of Telenav equipped vehicles,” said HP Jin, Chairman and CEO of Telenav.

“We delivered a strong top and bottom line rebound, and significantly increased adjusted EBITDA in the first quarter of fiscal 2021. The financial results were driven by our customers’ automotive plant re-openings and return to higher levels of production than the fourth quarter of fiscal 2020, including General Motors,” said Adeel Manzoor, Chief Financial Officer.

Financial Highlights for the First Quarter Ended Sept. 30, 2020

•

Total revenue for the first quarter of fiscal 2021 was $69.6 million, an increase of 97% compared with $35.4 million in the fourth quarter of fiscal 2020, and an increase of 4% compared with $66.6 million in the first quarter of fiscal 2020.

•	Services revenue for the first quarter of fiscal 2021 was $12.8 million, an increase of 20% compared with $10.6 million in the first quarter of fiscal 2020.

•	GAAP gross profit for the first quarter of fiscal 2021 was $29.5 million, compared with $29.8 million in the first quarter of fiscal 2020.

•	Billings, a non-GAAP measure, for the first quarter of fiscal 2021 were $64.2 million, a decrease of 17% compared with $76.9 million in the first quarter of fiscal 2020.

•	GAAP income from continuing operations before the provision for income taxes for the first quarter of fiscal 2021 was $2.7 million, compared with $0.4 million for the first quarter of fiscal 2020.

•

GAAP net income for the first quarter of fiscal 2021 was $3.3 million, compared with a net loss of $(4.0) million for the first quarter of fiscal 2020. The first quarter of fiscal 2020 included a loss from discontinued operations of $(4.0) million.

•	Adjusted EBITDA, a non-GAAP measure, for the first quarter of fiscal 2021 was $5.6 million, an increase of 121% compared with $2.6 million for the first quarter of fiscal 2020.

•

Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $98.8 million as of Sept. 30, 2020. This represented cash, cash equivalents and short-term investments of $2.08 per share, based on 47.5 million shares of common stock outstanding as of Sept. 30, 2020. Telenav had no debt as of Sept. 30, 2020.

Recent Business Highlights

•	Telenav was awarded new business with two automobile OEMs in the first quarter: a US-based EV manufacturer and Chinese electric vehicle maker, Nio.

•	Approximately 1.2 million Telenav-equipped cars were deployed into the global market during the quarter ended Sept. 30, 2020, bringing total cumulative auto units deployed to date to 30.7 million.

Conference Call Cancellation

In light of the announced transaction with V99, Telenav’s earnings conference call scheduled for November 05, at 2:00 p.m. PDT will not take place. Additionally, given the pending transaction, Telenav is not providing outlook.

Use of Non-GAAP Financial Measures

Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures, such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, may be helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party.

Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Telenav’s management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision (benefit), which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net income (loss) per diluted share and tax provision (benefit). Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements

This press release, as well as the supplemental investor presentation Telenav posts on its website, contain forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in these documents or communications due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the risk that the proposed transaction with V99, Inc. may not be completed in a timely manner or at all, which may adversely affect Telenav’s business and the price of the common stock of Telenav; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Telenav and the receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Telenav’s business relationships, operating results and business generally; (v) the risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the risks related to diverting management’s attention from Telenav’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Telenav or the special committee of its independent directors related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the impact of the COVID-19 pandemic on business activity, including but not limited to the shutdown of manufacturing operations by Ford, GM and other automobile manufacturer customers, consumer demand for new vehicles and the Company’s operations; whether Ford, GM and other automobile manufacturer partners will be required to suspend production on response to spikes in COVID-19 cases and if so, when and to what extent they will be able to resume full production and the impact the continued period of reduced volume of new vehicles being produced will have on our revenue and operating results; the ensuing economic recession; the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements; the Company’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of Ford’s announcement regarding Garmin and the possibility that Ford and other OEMs may transition additional business to other platforms and providers, such as Google Automotive Services; the impact of GM’s announcement regarding Google Automotive Services; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue, such as Ford and GM; reductions in demand for automobiles in general and specifically for Ford and GM vehicles; potential impacts of automobile manufacturers and tier ones, in particular Ford and GM, including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-K for the fiscal year ended June 30, 2020 and other filings with the U.S. Securities and Exchange Commission (“SEC”), including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

ABOUT TELENAV, INC.

Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people—before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.

Copyright 2020 Telenav, Inc. All Rights Reserved.

Telenav and the “Telenav” logo are registered trademarks and “VIVID” is a trademark of Telenav, Inc. All rights reserved. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F

TNAV-C

Investor Relations:

Bishop IR

Mike Bishop

415-894-9633

IR@telenav.com

Telenav, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	September 30, 2020	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$28,313	$20,518
Short-term investments	70,505	90,315
Accounts receivable, net of allowances of $7 and $5 at September 30, 2020 and June 30, 2020, respectively	47,371	34,542
Restricted cash	2,059	1,494
Deferred costs	25,881	26,121
Prepaid expenses and other current assets	4,839	4,505

Total current assets	178,968	177,495
Property and equipment, net	3,689	4,319
Operating lease right-of-use assets	6,363	7,067
Deferred income taxes, non-current	1,318	1,515
Goodwill	14,255	14,255
Deferred costs, non-current	50,160	54,548
Other assets	41,192	34,552

Total assets	$295,945	$293,751

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$19,728	$12,291
Accrued expenses	31,833	36,210
Operating lease liabilities	2,824	2,786
Deferred revenue	37,876	37,973
Income taxes payable	223	715
Total current liabilities	92,484	89,975
Operating lease liabilities, non-current	4,654	5,191
Deferred revenue, non-current	95,654	100,970
Other long-term liabilities	664	645
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 47,523 and 47,342 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	47	47
Additional paid-in capital	194,912	192,170
Accumulated other comprehensive loss	(432)	(477)
Accumulated deficit	(92,038)	(94,770)

Total stockholders’ equity	102,489	96,970

Total liabilities and stockholders’ equity	$295,945	$293,751

Telenav, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,
	2020	2019
Revenue:
Product	$56,809	$55,990
Services	12,787	10,639

Total revenue	69,596	66,629

Cost of revenue:
Product	32,530	31,989
Services	7,553	4,862

Total cost of revenue	40,083	36,851

Gross profit	29,513	29,778
Operating expenses:
Research and development	18,986	20,663
Sales and marketing	1,996	1,946
General and administrative	6,512	7,287

Total operating expenses	27,494	29,896

Income (loss) from operations	2,019	(118)
Other income, net	714	561

Income from continuing operations before provision for income taxes	2,733	443
Provision for income taxes	14	411
Equity in net (income) of equity method investees	(616)	—

Income from continuing operations	3,335	32

Discontinued operations:
Income from operations of Advertising business, net of tax	—	832
Loss from sale of Advertising business	—	(4,818)

Loss on discontinued operations	—	(3,986)

Net income (loss)	$3,335	$(3,954)

Basic income (loss) per share:
Income from continuing operations	$0.07	$—
Loss on discontinued operations	—	(0.08)

Net income (loss)	$0.07	$(0.08)

Diluted income (loss) per share:
Income from continuing operations	$0.07	$—
Loss on discontinued operations	—	(0.08)

Net income (loss)	$0.07	$(0.08)

Weighted average shares used in computing income (loss) per share:
Basic	47,227	47,780
Diluted	47,841	49,648

Telenav, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2020	2019
Operating activities
Net income (loss)	$3,335	$(3,954)
Loss on discontinued operations	—	3,986

Income from continuing operations	3,335	32
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,857	1,752
Depreciation and amortization	760	922
Operating lease amortization, net of accretion	710	544
Accretion of net premium on short-term investments	85	12
Equity in net (income) of equity method investees	(616)	—
Other	(351)	101
Changes in operating assets and liabilities:
Accounts receivable	(12,653)	16,355
Deferred income taxes	245	171
Deferred costs	4,694	1,979
Prepaid expenses and other current assets	205	(502)
Other assets	(513)	28
Trade accounts payable	7,431	1,738
Accrued expenses and other liabilities	(4,537)	(10,259)
Income taxes payable	(500)	(152)
Operating lease liabilities	(504)	(897)
Deferred revenue	(5,656)	10,345

Net cash provided by (used in) operating activities	(5,008)	22,169

Investing activities
Purchases of property and equipment	(67)	(461)
Purchases of short-term investments	(2,381)	(41,418)
Purchase of long-term investments	(5,711)	(2,000)
Proceeds from sales and maturities of short-term investments	21,791	11,052

Net cash provided by (used in) investing activities	13,632	(32,827)

Financing activities
Proceeds from exercise of stock options	67	8,306
Tax withholdings related to net share settlements of restricted stock units	(359)	(832)
Proceeds from issuance of common stock under employee stock purchase plan	1,204	—
Repurchase of common stock	(1,630)	—

Net cash provided by (used in) financing activities	(718)	7,474

Effect of exchange rate changes on cash, cash equivalents and restricted cash	454	(336)

Net increase (decrease) in cash, cash equivalents and restricted cash, continuing operations	8,360	(3,520)
Net cash used in discontinued operations	—	(3,975)
Cash, cash equivalents and restricted cash, beginning of period	22,012	29,225

Cash, cash equivalents and restricted cash, end of period	$30,372	$21,730

Supplemental disclosure of cash flow information
Income taxes paid, net	$472	$739

Non-cash investing: Investment in inMarket Media, LLC acquired in exchange for sale of Advertising business	$—	$15,600

Cash flows from discontinued operations:
Net cash used in operating activities	$—	$(3,569)
Net cash used in financing activities	—	(406)
Net cash transferred from continuing operations	—	3,975

Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operations, beginning of period	—	—

Cash and cash equivalents of discontinued operations, end of period	$—	$—

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$28,313	$19,278
Restricted cash	2,059	2,452

Total cash, cash equivalents and restricted cash	$30,372	$21,730

Telenav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended September 30,
	2020	2019
Revenue	$69,596	$66,629
Adjustments:
Change in deferred revenue	(5,413)	10,246

Billings	$64,183	$76,875

Reconciliation of Deferred Revenue to Change in Deferred Revenue

Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended September 30,
	2020	2019
Deferred revenue, end of period	$133,530	$145,381
Deferred revenue, beginning of period	138,943	135,135

Change in deferred revenue	$(5,413)	$10,246

Deferred costs, end of period	$76,041	$77,795
Deferred costs, beginning of period	80,669	79,802

Change in deferred costs(1)	$(4,628)	$(2,007)

(1)

Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,
	2020	2019
Net income (loss)	$3,335	$(3,954)
Loss on discontinued operations	—	3,986

Income from continuing operations	3,335	32
Adjustments:
Stock-based compensation expense	2,857	1,752
Depreciation and amortization expense	760	922
Other income, net	(714)	(561)
Provision for income taxes	14	411
Equity in net (income) loss of equity method investees	(616)	—

Adjusted EBITDA	$5,636	$2,556

Reconciliation of Net Income (Loss) to Free Cash Flow

	Three Months Ended September 30,
	2020	2019
Net income (loss)	$3,335	$(3,954)
Loss on discontinued operations	—	3,986

Income from continuing operations	3,335	32
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Change in deferred revenue (1)	(5,656)	10,345
Change in deferred costs (2)	4,694	1,979
Changes in other operating assets and liabilities	(10,826)	6,482
Other adjustments (3)	3,445	3,331

Net cash provided by (used in) operating activities	(5,008)	22,169
Less: Purchases of property and equipment	(67)	(461)

Free cash flow	$(5,075)	$21,708

(1)	Consists of product royalties, customized software development fees, service fees and subscription fees.
(2)	Consists primarily of third-party content costs and customized software development expenses.
(3)	Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.